SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ ]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Attached is the text of an advertisement that will run in the 2/19/02 edition of The Wall Street Journal and the 2/20/02 editions of the San Francisco Chronicle, the San Jose Mercury News, the Houston Chronicle, the Washington Post and the New York Times.]

Attention: All Hewlett-Packard Stockholders

THE HP/COMPAQ MERGER  .  .  .
GUESS WHICH STOCKHOLDERS
REALLY BENEFIT?

SUN, DELL AND IBM

SUN	Scott McNealy quips that part of his plan to cope with the recession is “just answer the phone calls from HP and Compaq customers.”[1]*

DELL	Michael Dell says, “It’s just a delightful series of opportunities for us that emerge from this. (HP and Compaq are) going to be doing a lot of things that have nothing to do with adding value to customers, whereas we’re going to be doing things for ours.”[2]*

When asked on February 14 if Dell has seen actual sales as a result of customer confusion being caused by the proposed HP-Compaq merger, Kevin Rollins, president and chief operating officer of Dell said, “We actually have.”[3]*

IBM	“‘If I was IBM, I’d be hoping the merger goes through . . . It is in their best interest’ . . . If the HP-Compaq merger goes through the combined company has a huge ‘cultural conflict’ issue that will be ‘enormously difficult’ to overcome,” says EDS Chief Information and Chief Technology Officer Terry Milholland.[4]*

SUN DELL IBM	Sun is going to have a field day, so is IBM. You tell the customer if you’re doing high-end computing you need a company with a road map and commitment . . . HP is sort of in a pincher . . . Dell is squeezing you on cost and market share and Sun and IBM are going to your customers and saying, ‘We are not just selling you other people’s stuff here, we have our own products and a road map,’ ” says Daniel Kunstler of J.P. Morgan.[5]*

WHY ON EARTH WOULD YOU VOTE FOR A MERGER THAT BENEFITS SUN, DELL AND IBM?
YOU WOULDN’T AND YOU SHOULDN’T

WE URGE YOU TO VOTE “AGAINST” THE MERGER AND SIGN, DATE AND MAIL YOUR GREEN
PROXY CARD TODAY.   PLEASE DO NOT RETURN ANY WHITE PROXY CARDS. HP WILL NOT OWE COMPAQ A $675 MILLION BREAK-UP FEE IF HP STOCKHOLDERS JUST VOTE DOWN THE TRANSACTION.

A $25 BILLION MISTAKE IS NOT THE HP WAY

* Permission to use quotation was neither sought nor obtained. 1 CNET.com, 12/19/01 2 Financial Times, 11/26/01 3 CNNfn, 2/14/02 4 CRN.com, 02/11/02 5 San Jose Mercury News, 09/05/01

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to their opposition to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing Persons’ definitive proxy statement and other documents relating to the Filing Persons’ Solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.